UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: December 11, 2018

Tempus Applied Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-201424	47-2599251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Corporate Drive, Suite D, Newport News, Virginia	23602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 875-7779

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Tempus Applied Solutions Holdings, Inc. (TASH) is pleased to announce the appointment of two new Board Members by the current Chairman, Benjamin S. Terry as of December 7, 2018.  Mr. Johan Aksel Bergendorff and Mr. David M. Gilman will serve in accordance with TASH’s policy of assigning the Board members to classes with staggered terms.  The terms of Mr. Bergendorff and Mr. Gilman will expire on the second and third anniversary of the next annual shareholder meeting, respectively.

Mr. Bergendorff currently serves as the Chief Financial Officer of the Company, a position he has held since the second quarter of 2017.  He brings a wealth of experience within international business specifically related to Corporate Finance, Mergers & Acquisitions, and accounting in the USA and Europe.  Mr. Bergendorff is a member of the British Institute of Directors and he currently serves as Director for a number of U.K. based companies.  He holds a B.Sc. in Math & Economics and a M.Sc. in Finance & Accounting from the University of Copenhagen (Denmark).  Mr. Bergendorff is a Chartered Financial Analyst (CFA) charterholder since 2011.  In his early career, he held audit, and subsequently corporate finance, positions at Ernst & Young and at PricewaterhouseCoopers.  Mr. Bergendorff is 40 years old.  Mr Bergendorff works as a full-time consultant for an affiliate of Santiago Business Co. International Ltd., and other companies directly or indirectly controlled by the persons who may be deemed to be the Company’s principal beneficial owners.

Mr. Gilman is currently the Director of Finance at Jackson River Aviation, LLC; Tempus Jet Centers III, LLC; and Tempus Jets, Inc; positions he has held since June 2018. All of these entities, prior to August 2017, were partially owned by TASH CEO, Mr. Terry. Mr. Gilman brings numerous areas of expertise to the company including more than ten years of executive level corporate finance experience to include turnarounds and workouts; financial controls and systems; Private Equity; and Mergers & Acquisitions. He is a graduate of Salve Regina University where he received a B.Sc. in Accounting. Mr. Gilman’s early career includes successful terms in executive positions at regional accounting firms; the Chief Financial Officer for a large newspaper and media firm; and the manager of investments for a multi-billion dollar family office. Mr. Gilman is 34 years old. Mr Gilman works as a full-time consultant for an affiliate of Santiago Business Co. International Ltd., and other companies directly or indirectly controlled by the persons who may be deemed to be the Company’s principal beneficial owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

Date: December 11, 2018	By:	/s/ Johan Aksel Bergendorff
	Name:	Johan Aksel Bergendorff
	Title:	Chief Financial Officer

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